Exhibit F.2

April 1, 2015

The Republic of Peru

Ministry of Economy and Finance

Jr. Junín, 319 - Lima 1

Peru

Ladies and Gentlemen:

We have acted as United States counsel to the Republic of Peru (the “Republic”) in connection with the offering and sale by the Republic to BBVA Securities Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC (the “Underwriters”) of U.S.$545,000,000 principal amount of 5.625% Global Bonds due 2050 (the “Securities”), pursuant to the Underwriting Agreement, dated March 19, 2015 (the “Underwriting Agreement”), between the Republic and the Underwriters. The Securities have been issued pursuant to the Fiscal Agency Agreement, dated as of February 6, 2003, as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003, and by Amendment No. 2 to the Fiscal Agency Agreement, dated October 14, 2004 (as so amended, the “Fiscal Agency Agreement”), between the Republic and The Bank of New York Mellon (initially between the Republic and J.P. Morgan Chase Bank, N.A.), as fiscal agent, principal paying agent and registrar (the “Fiscal Agent”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Underwriting Agreement.

In so acting, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined such certificates of public officials and certificates and other representations of the Republic, such documents and records of the Republic and the originals (or copies thereof, certified to our satisfaction) of such documents and records of the Republic, and such other documents, records and papers as we have deemed relevant to give the opinion hereinafter set forth, including, without limitation:

(i)	the Underwriting Agreement;

(ii)	the Fiscal Agency Agreement;

(iii)	the Securities in global form, dated March 27, 2015, executed by the Republic, authenticated by the Fiscal Agent and registered in the name of Cede & Co., as nominee of The Depository Trust Company;

(iv)	the registration statement, dated July 22, 2014 (the “Registration Statement”) on Schedule B (File No. 333-196690) filed under the Securities Act of 1933, as amended (the “Securities Act”);

(v)	the base prospectus, dated October 30, 2014 (the “Base Prospectus”);

(vi)	the preliminary prospectus supplement, dated March 19, 2015, as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act (the “Preliminary Prospectus Supplement”); and

(vii)	the final prospectus supplement, dated March 19, 2015, as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement”).

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as electronic, certified, conformed, facsimile or photostatic copies and the authenticity of the originals of such copies. As to various questions of fact relevant to the opinion expressed herein, we have relied upon, and have assumed the accuracy of, (a) the representations and warranties made in or pursuant to the Underwriting Agreement with respect to the accuracy of factual matters contained therein, (b) certificates of governmental officials, and (c) certificates and oral or written statements and other information of or from representatives of the Republic.

In rendering the opinion expressed below, we have also assumed that:

(i)	all authorizations, approvals or consents of, and all filings or registrations with, any governmental or regulatory authority or agency required under any law (except to the extent set forth in the opinion below as to the Republic with regard to the laws of the State of New York) for the execution, delivery and performance of the Fiscal Agency Agreement and the Securities have been obtained or effected and are in full force and effect;

(ii)	each of the Fiscal Agency Agreement and the Securities has been duly authorized, executed and delivered by, and constitutes the legal, valid, binding and enforceable obligation of, all of the parties thereto under all applicable law or any rule or regulation thereunder (except to the extent set forth in the opinion below as to the Republic with regard to the laws of the State of New York);

(iii)	all signatories to the Fiscal Agency Agreement and the Securities have been duly authorized;

(iv)	each of the parties to the Fiscal Agency Agreement and the Securities is duly organized and validly existing under the laws of its respective jurisdiction of incorporation or organization and has the power and authority to execute, deliver and perform its obligations under the Fiscal Agency Agreement and the Securities to which it is a party;

(v)	the execution, delivery and performance by the Republic of each of the Fiscal Agency Agreement and the Securities does not (x) contravene the law of the Republic or any other non-United States jurisdiction or (y) violate, or require any consent not obtained under, any agreement or instrument applicable to or binding upon the Republic; and

(vi)	with respect to each party to the Fiscal Agency Agreement and the Securities, each such party is in compliance with all laws and regulations pertaining to the regulation of banks, trustees, fiduciaries or other financial institutions or any of its affiliates.

Based upon and subject to the foregoing and subject also to the qualifications and limitations set forth herein, and having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Securities are valid and legally binding obligations of the Republic under the laws of the State of New York.

Insofar as the foregoing opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Republic, (i) we have assumed that the Republic and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Republic regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience are normally applicable to general business entities in relation to the transactions of the type contemplated in the Fiscal Agency Agreement and the Securities), (ii) such opinion is subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, (iii) such opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights, and (iv) insofar as any obligation under the Fiscal Agency Agreement and the Securities is required to be performed in any jurisdiction outside the United States of America, such performance will not be ineffective or illegal under the laws of such jurisdiction.

We do not express or purport to express any opinion with respect to laws other than the laws of the State of New York and the federal laws of the United States or any rule or regulation thereunder. Accordingly, as to all matters governed by the laws of Peru involved in our opinion and the other matters set forth above, we have relied, without independent investigation, upon the opinion of Hernández & Cia. Abogados, Peruvian counsel to the Republic, dated the date hereof, a copy of which is being delivered to you concurrently herewith.

We express no opinion as to the legality, validity, binding effect or enforceability of any provision of the Fiscal Agency Agreement relating to indemnification, contribution or exculpation in connection with (i) violations of federal or state securities laws, (ii) violations of any public policy, or (iii) liability for the indemnified or exculpated party’s own action or inaction, to the extent the action or inaction involves gross negligence, recklessness, willful misconduct or unlawful conduct.

We express no opinion as to (i) Section 8.6(b) of the Fiscal Agency Agreement or the corresponding provisions of the Securities, but only to the extent, if any, that such provisions purports to confer the subject matter jurisdiction of any courts of the State of New York located in the Borough of Manhattan or the United States District Court of the Southern District of New York located in the Borough of Manhattan, to adjudicate any controversy related to such document, (ii) the enforceability of the waiver of inconvenient forum set forth in Section 8.6(d) of the Fiscal Agency Agreement or the corresponding provisions of the Securities, with respect to proceedings in any courts of the State of New York located in the Borough of Manhattan or the United States District Court of the Southern District of New York located in the Borough of Manhattan insofar as a court may consider an objection that such court is an inconvenient forum, (iii) as to the choice of governing law, but only to the extent that the legality, validity, binding effect or enforceability of any such provision is to be determined by any court other than the any courts of the State of New York located in the Borough of Manhattan or the United States District Court of the Southern District of New York located in the Borough of Manhattan, and applying the laws of the State of New York and (v) as to Section 8.7 of the Fiscal Agency Agreement or the corresponding provisions of the Securities

We note that enforceability in the United States of the waiver by the Republic of its immunity (including sovereign immunity) from court jurisdiction, as set forth in the Underwriting Agreement and Fiscal Agency Agreement, is subject to the limitations imposed by the U.S. Foreign Immunity Act of 1976.

We hereby consent to the filing of this opinion with the Commission as an exhibit to Post-Effective Amendment No. 2 to the Registration Statement and to the reference to this firm in the prospectus constituting a part of the Registration Statement and in any prospectus supplements thereto related to the offering of the Securities under the heading “Validity of the Bonds” as counsel for the Republic who have passed on the validity of the Securities. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinion expressed herein.

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Very truly yours,

/s/ White & Case LLP

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